Exhibit 99.1

MEDIA CONTACT: Kimberly Kuo Senior Vice President Public Affairs, Communications & Communities Kimberly.Kuo@ccbcc.com (704) 557-4584	INVESTOR CONTACT: Scott Anthony Executive Vice President & Chief Financial Officer Scott.Anthony@ccbcc.com (704) 557-4633

Coca-Cola Consolidated Reports Second Quarter

and First Half 2019 Results

Second quarter 2019 net sales grew 4.4% versus the same period last year, with physical case volume up 0.4% for the quarter
Gross margin increased 100 basis points in second quarter 2019 compared to second quarter 2018
Second quarter 2019 income from operations was $67.2 million, up $47.5 million versus second quarter 2018

Key Results

	Second Quarter			First Half
(in millions, except per share data)	2019	2018	Change	2019	2018	Change
Physical case volume	90.5	90.1	0.4%	168.7	168.1	0.3%
Net sales	$1,273.7	$1,220.0	4.4%	$2,376.6	$2,284.8	4.0%
Gross profit	$435.8	$404.7	7.7%	$825.1	$762.3	8.2%
Gross margin	34.2%	33.2%		34.7%	33.4%
Income from operations	$67.2	$19.7	N/M	$87.4	$0.7	N/M
Basic net income (loss) per share	$1.64	$(0.42)	$2.06	$0.91	$(1.94)	$2.85

Bottle/Can Sales	Second Quarter			First Half
(in millions)	2019	2018	Change	2019	2018	Change
Sparkling beverages	$671.6	$637.2	5.4%	$1,272.2	$1,213.9	4.8%
Still beverages	$421.5	$393.0	7.2%	$763.7	$706.7	8.1%

Second Quarter and First Half 2019 Review

CHARLOTTE, August 6, 2019 – Coca‑Cola Consolidated, Inc. (NASDAQ:COKE) today reported operating results for the second quarter and first half ended June 30, 2019.

“We are very pleased with our second quarter performance as well as the solid results we generated in the first half of this year,” said Frank Harrison, Chairman and CEO of Coca-Cola Consolidated. “We are making excellent progress in leveraging the scale of our business, improving our margins and driving consistent marketplace execution across our expanded territories.”

Revenue grew 4.4% in the second quarter of 2019 and 4.0% in the first half of 2019, driven primarily by increased pricing and changes in our product mix. Revenue on our bottle/can Sparkling beverages increased 5.4% in the second quarter as our Sparkling brands continued to perform well at higher price points throughout our territories. Revenue on our Still beverages grew 7.2% in the second quarter, driven primarily by growth in our Sports Drinks and Energy categories. We began distribution of Reign, a fitness-focused energy beverage, in the second quarter, which drove growth in our Energy drinks compared to the second quarter of 2018. In addition, 2019 is our first full year of distributing BodyArmor products, which also helped generate overall higher net sales in our Still beverage category.

“Our strong revenue performance reflects our commitment to margin improvement, the strength of our brands and the passion of our teammates,” said Dave Katz, President and COO. “Importantly, our Sparkling portfolio is performing very well in the marketplace, enabling us to grow our value share in this category. We continue to work closely with our brand partners to drive excitement and higher levels of growth for our Still products as we respond to increasing consumer demand for drinks with unique flavors and functional benefits.”

Gross margin increased 100 basis points in the second quarter of 2019 to 34.2%. On an adjusted(a) basis, gross margin increased 150 basis points over second quarter 2018. Gross margin for the first half of 2019 increased 130 basis points on both an actual and an adjusted(a) basis. This improvement is primarily the result of pricing actions that started in the second half of 2018 to overcome significantly higher input costs. Reduced transportation costs also contributed to higher second quarter 2019 margins as we continue to optimize our supply chain.

Selling, delivery and administrative (“SD&A”) expenses in second quarter 2019 decreased $16.5 million, or 4.3%, versus second quarter 2018, largely driven by a decrease in costs from our system transformation initiative. System transformation expenses related to our information technology system conversion were $2.2 million in Q2 2019, versus $9.8 million in Q2 2018. On an adjusted(a) basis, our second quarter 2019 SD&A expenses decreased $6.0 million, or 1.6%, versus the same prior year period. Our adjusted(a) SD&A as a percent of sales improved 180 basis points in Q2 2019 versus Q2 2018 (28.6% versus 30.4%, respectively).

Our second quarter 2019 expenses also reflect the benefit of the operating structure changes we completed in 2018.

Income from operations in Q2 2019 and the first half of 2019 was $67.2 million and $87.4 million, respectively. Adjusted(a) income from operations was $77.5 million in Q2 2019, an increase of $43.5 million from Q2 2018. Adjusted(a) income from operations was $98.3 million in the first half of 2019, an increase of $67.8 million from the first half of 2018.

Net income in Q2 2019 was $15.4 million compared to a net loss of $3.9 million in Q2 2018, an improvement of $19.3 million. For the first half of 2019, net income increased $26.7 million compared to the first half of 2018. Net income for Q2 2019 and the first half of 2019 was adversely impacted by other expense of $31.2 million and $47.0 million, respectively. Other expense for these periods was primarily comprised of fair value adjustments to the acquisition related contingent consideration liability, driven by changes in the discount rate and future cash flow projections.

Capital spending for the first half of 2019 was $57.6 million. We continue to anticipate capital spending in fiscal 2019 will be in the range of $150 million to $180 million as we remain focused on making prudent, long-term investments to support the growth of the Company. Cash flows provided by operations for the first half of 2019 were $88.6 million, compared to $57.2 million in the first half of 2018. Improved cash generation is a key management focus area for 2019 as we strive to improve our profitability, reduce our financial leverage and further strengthen our balance sheet.

(a)

The discussion of the results for the second quarter and first half ended June 30, 2019 includes selected non-GAAP financial information, such as “adjusted” results. The schedules in this press release reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures.

About Coca‑Cola Consolidated, Inc.

Coke Consolidated is the largest Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 117 years, we have been deeply committed to the consumers, customers, and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell, and deliver beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors to 66 million consumers in territories spanning 14 states and the District of Columbia. Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ Global Select Market under the symbol “COKE.” More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in system transformation transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2018 Annual Report on Form 10‑K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

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FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Second Quarter		First Half
(in thousands, except per share data)	2019	2018	2019	2018
Net sales(b)	$1,273,659	$1,220,003	$2,376,571	$2,284,760
Cost of sales	837,880	815,295	1,551,484	1,522,411
Gross profit(b)	435,779	404,708	825,087	762,349
Selling, delivery and administrative expenses(b)	368,565	385,029	737,719	761,667
Income from operations	67,214	19,679	87,368	682
Interest expense, net	11,995	12,744	24,881	24,790
Other expense, net	31,181	9,818	47,032	5,308
Income (loss) before income taxes	24,038	(2,883)	15,455	(29,416)
Income tax expense (benefit)	7,182	(135)	4,177	(13,106)
Net income (loss)	16,856	(2,748)	11,278	(16,310)
Less: Net income attributable to noncontrolling interest	1,486	1,185	2,739	1,808
Net income (loss) attributable to Coca-Cola Consolidated, Inc.	$15,370	$(3,933)	$8,539	$(18,118)

Basic net income (loss) per share based on net loss attributable to Coca-Cola Consolidated, Inc.:
Common Stock	$1.64	$(0.42)	$0.91	$(1.94)
Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141

Class B Common Stock	$1.64	$(0.42)	$0.91	$(1.94)
Weighted average number of Class B Common Stock shares outstanding	2,232	2,213	2,225	2,206

Diluted net income (loss) per share based on net loss attributable to Coca-Cola Consolidated, Inc.:
Common Stock	$1.64	$(0.42)	$0.91	$(1.94)
Weighted average number of Common Stock shares outstanding – assuming dilution	9,421	9,354	9,415	9,347

Class B Common Stock	$1.63	$(0.42)	$0.90	$(1.94)
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,280	2,213	2,274	2,206

(b)

Consideration paid to customers under certain contractual arrangements for exclusive distribution rights and sponsorship privileges was presented as SD&A expense in the second quarter and first half of 2018. The Company has revised the presentation of the consideration paid to a reduction of net sales for the second quarter and first half of 2018, which it believes is consistent with the presentation used by other companies in the beverage industry.

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands)	June 30, 2019	December 30, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$5,692	$13,548
Trade accounts receivable, net	448,123	427,749
Accounts receivable, other	106,880	75,408
Inventories	230,898	210,033
Prepaid expenses and other current assets	72,327	70,680
Total current assets	863,920	797,418
Property, plant and equipment, net	962,402	990,532
Right of use assets - operating leases	102,151	-
Leased property under financing or capital leases, net	20,944	23,720
Other assets	113,033	115,490
Goodwill	165,903	165,903
Other identifiable intangible assets, net	903,800	916,865
Total assets	$3,132,153	$3,009,928

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under operating leases	$14,771	$-
Current portion of obligations under financing or capital leases	9,019	8,617
Accounts payable and accrued expenses	578,162	593,120
Total current liabilities	601,952	601,737
Deferred income taxes	131,498	127,174
Pension and postretirement benefit obligations and other liabilities	728,856	694,817
Noncurrent portion of obligations under operating leases	87,804	-
Noncurrent portion of obligations under financing or capital leases	22,182	26,631
Long-term debt	1,092,152	1,104,403
Total liabilities	2,664,444	2,554,762

Equity:
Stockholders’ equity	367,991	358,187
Noncontrolling interest	99,718	96,979
Total liabilities and equity	$3,132,153	$3,009,928

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Half
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$11,278	$(16,310)
Depreciation expense, amortization of intangible assets and deferred proceeds, net	90,828	93,907
Deferred income taxes	4,324	(16,286)
Stock compensation expense	2,045	1,728
Fair value adjustment of acquisition related contingent consideration	43,268	3,957
Change in assets and liabilities	(69,543)	(14,790)
Other	6,386	5,036
Net cash provided by operating activities	$88,586	$57,242

Cash Flows from Investing Activities:
Additions to property, plant and equipment (exclusive of acquisitions)	$(57,581)	$(85,279)
Acquisition of distribution territories and regional manufacturing facilities related investing activities	-	8,495
Other	(4,317)	1,027
Net cash used in investing activities	$(61,898)	$(75,757)

Cash Flows from Financing Activities:
Borrowings under revolving credit facility and proceeds from issuance of senior notes	$306,339	$340,000
Payments on revolving credit facility, term loan facility and senior notes	(318,839)	(297,000)
Cash dividends paid	(4,682)	(4,671)
Payments of acquisition related contingent consideration	(12,836)	(11,263)
Principal payments on financing or capital lease obligations	(4,261)	(4,194)
Debt issuance fees	(265)	(1,535)
Net cash provided by (used in) financing activities	$(34,544)	$21,337

Net increase (decrease) in cash during period	$(7,856)	$2,822
Cash at beginning of period	13,548	16,902
Cash at end of period	$5,692	$19,724

NON-GAAP FINANCIAL MEASURES(c) The following tables reconcile reported GAAP results to adjusted results (non-GAAP):

	Second Quarter 2019
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$435,779	$368,565	$67,214	$24,038	$15,370	$1.64
System transformation expenses	-	(2,185)	2,185	2,185	1,643	0.18
Fair value adjustment of acquisition related contingent consideration	-	-	-	29,222	21,975	2.34
Fair value adjustments for commodity hedges	4,874	(66)	4,940	4,940	3,715	0.40
Capitalization threshold change for certain assets	-	(1,903)	1,903	1,903	1,431	0.15
Memphis-area manufacturing plants consolidation	1,294	-	1,294	1,294	973	0.10
Other tax adjustments	-	-	-	-	(2,815)	(0.30)
Total reconciling items	6,168	(4,154)	10,322	39,544	26,922	2.87
Adjusted results (non-GAAP)	$441,947	$364,411	$77,536	$63,582	$42,292	$4.51

	Second Quarter 2018
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$404,708	$385,029	$19,679	$(2,883)	$(3,933)	$(0.42)
System transformation expenses	28	(9,843)	9,871	9,871	7,423	0.79
Workforce optimization expenses	-	(4,810)	4,810	4,810	3,617	0.39
Fair value adjustment of acquisition related contingent consideration	-	-	-	9,143	6,876	0.74
Fair value adjustments for commodity hedges	(249)	48	(297)	(297)	(223)	(0.03)
Other tax adjustments	-	-	-	-	(3,455)	(0.36)
Total reconciling items	(221)	(14,605)	14,384	23,527	14,238	1.53
Adjusted results (non-GAAP)	$404,487	$370,424	$34,063	$20,644	$10,305	$1.11

	First Half 2019
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$825,087	$737,719	$87,368	$15,455	$8,539	$0.91
System transformation expenses	-	(6,915)	6,915	6,915	5,200	0.56
Fair value adjustment of acquisition related contingent consideration	-	-	-	43,268	32,538	3.47
Fair value adjustments for commodity hedges	969	2,649	(1,680)	(1,680)	(1,263)	(0.13)
Capitalization threshold change for certain assets	-	(4,379)	4,379	4,379	3,293	0.35
Memphis-area manufacturing plants consolidation	1,294	-	1,294	1,294	973	0.10
Other tax adjustments	-	-	-	-	(3,660)	(0.39)
Total reconciling items	2,263	(8,645)	10,908	54,176	37,081	3.96
Adjusted results (non-GAAP)	$827,350	$729,074	$98,276	$69,631	$45,620	$4.87

	First Half 2018
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$762,349	$761,667	$682	$(29,416)	$(18,118)	$(1.94)
System transformation expenses	227	(22,094)	22,321	22,321	16,785	1.79
Workforce optimization expenses	-	(4,810)	4,810	4,810	3,617	0.39
Fair value adjustment of acquisition related contingent consideration	-	-	-	3,957	2,976	0.32
Fair value adjustments for commodity hedges	2,516	(154)	2,670	2,670	2,008	0.21
Other tax adjustments	-	-	-	-	(5,798)	(0.61)
Total reconciling items	2,743	(27,058)	29,801	33,758	19,588	2.10
Adjusted results (non-GAAP)	$765,092	$734,609	$30,483	$4,342	$1,470	$0.16

(c)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through system transformation transactions with The Coca‑Cola Company and the conversion of its information technology systems, the Company believes these non‑GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.